UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Tesla, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On November 6, 2026, Tesla, Inc. (“Tesla”) sent a letter to shareholders, a copy of which is attached as Exhibit 1, and (ii) updated its website, www.VoteTesla.com, a copy of which is attached as Exhibit 2.

Additional Information and Where to Find It

Tesla has filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and a proxy card with respect to its solicitation of proxies for Tesla’s 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”). The Definitive Proxy Statement contains important information about the matters to be voted on at the 2026 Annual Meeting. SHAREHOLDERS OF TESLA ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TESLA HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT TESLA AND THE MATTERS TO BE VOTED ON AT THE 2026 ANNUAL MEETING. Shareholders are able to obtain free copies of these documents, and other documents filed with the SEC by Tesla, through the website maintained by the SEC at www.sec.gov. In addition, shareholders are able to obtain free copies of these documents from Tesla by contacting Tesla’s Investor Relations by e-mail at ir@tesla.com, or by going to Tesla’s Investor Relations page on its website at ir.tesla.com.

Participant Information

Tesla, its directors (Elon Musk, Robyn Denholm, Ira Ehrenpreis, Joe Gebbia, Jack Hartung, James Murdoch, Kimbal Musk, JB Straubel and Kathleen Wilson-Thompson), and certain of its executive officers (Vaibhav Taneja and Tom Zhu) are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from Tesla’s shareholders in connection with the matters to be considered at the 2026 Annual Meeting. Information about the compensation of our named executive officers and our non-employee directors is set forth in the sections titled “Executive Compensation for Fiscal Year 2025” and “Compensation of Directors” in the Definitive Proxy Statement commencing on pages 36 and 61, respectively, and is available here. Information regarding the participants’ holdings of Tesla’s securities can be found in the section titled “Ownership of Securities” in the Definitive Proxy Statement commencing on page 68 and is available here.

Exhibit 1

Dear Tesla Shareholders,At Tesla, we know our shareholders are among the most engaged in the world. Tesla is home to one of the largest retail shareholder bases of any public company — millions of individual investors who don’t just hold shares passively. You follow the company closely. You make your voices heard. And you act like the owners you are by exercising your right to vote at our shareholder meetings year after year. Tesla shareholders are unlike the rest.We believe this extraordinary level of engagement reflects a relationship between the Tesla Board and our shareholders built on shared purpose, and on the understanding that what is good for Tesla shareholders is good for Tesla.At our Annual Meeting on December 3, 2026, we are asking you to once again exercise your ownership rights and VOTE.Last year, shareholders representing approximately 74% of all outstanding shares voted at our Annual Meeting — our highest participation rate in recent years.For a company with a retail base as large as ours, that level of participation is truly remarkable. It is a testament to the confidence you have placed in our mission, our plan and our leadership. But most of all, it’s a testament to your commitment to being active owners of this company.You have been with us through every chapter of our journey — you have shown up and cast your votes in support of our mission and goals when it has mattered most. We don’t take this lightly — we have immense respect for you and recognize the impact you have on our company. Your loyalty and your feedback drive us.Your vote matters. Your voice matters. Thank you for believing in Tesla and for being a crucial part of this journey.Sincerely,The Tesla Board of DirectorsVoteTesla.com

# Shareholder Engagement Is Fundamental to How We Lead and Critical to Our Success

Our engagement with shareholders throughout the year provides an opportunity for you to better understand our strategy and governance, allows our Board of Directors to become better informed about your views and concerns, and, ultimately, is a critical driver of our success. You have shown us over the years how impactful our relationship — built on mutual respect — can be, and your feedback has translated into action on many fronts.

Consistent with our desire to empower the voice of retail shareholders, we recently launched a voluntary retail voting program because we know this company belongs to you and believe it should be easier for all shareholders to exercise their voting rights.

The reality is that retail investors have long faced significant technological barriers in voting their shares — during the 2025 proxy season, retail investors voted only 28% of the shares they owned, while institutional investors voted 76.6% of theirs.[1] That gap is not acceptable to us. Retail shareholders deserve an equal voice. Our Voluntary Retail Voting Program reflects our commitment to making that a reality.

### Steps Taken to Serve Retail Shareholders Better and Allow Your Voices to Be Heard

Developing our Shareholder Platform to keep investors informed and connected to the company.

Hosting exclusive shareholder events such as our Model S/X sunset and Roadster events.

Taking retail shareholder questions live on our earnings calls.

Creating dedicated websites like VoteTesla.com to make voting as clear and straightforward as possible.



**Vote "FOR" the re-election of our Class I Directors and ALL proposals on this year's ballot.**

Tesla’s Next Chapter Starts With Your VoteVote “FOR” the re-election of our Class I Directors — this is the Board that listens to our shareholders.When you show up for Tesla, you empower us to think boldly, to act boldly and to continue delivering bold results on your behalf. Now is the time when we need you to act once again.This year, we are asking you to vote “FOR” the re-election of our Class I Directors — Elon Musk, Robyn Denholm and JB Straubel — and ALL proposals on this year’s ballot. These are three critical leaders on our Board who have steered Tesla at different stages of its growth from an ambitious startup to one of the most valuable companies in the world. Re-electing them now is the best way to help ensure Tesla’s next chapter is as successful as the last.Elon Musk, CEO and Director Robyn Denholm, Board Chair JB Straubel, Director

# Voting Is Quick and Easy

To learn more, visit VoteTesla.com

### Vote Online

Locate your control number on your proxy materials, visit the listed website, and follow the instructions. If received by email, click the link and follow the instructions.

### Vote by QR Code

If your proxy materials include a QR code, scan the QR code using your mobile device and follow the instructions.

### Vote by Phone

Registered shareholders can locate the number on your proxy materials, dial the number indicated and follow the prompts.

### Vote by Mail

Mark, sign and date the proxy card and return it in the pre-paid envelope provided.

# Questions?

**If you need help voting your shares or have any questions, please contact our proxy solicitor, Innisfree M&A Incorporated.**

**Shareholders**

+1 (877) 717-3936 (U.S. and Canada) OR
+1 (412) 232-3651 (all other countries)

**Banks and Brokers**

+1 (212) 750-5833 (collect)

1. According to data collected by Broadridge Financial Solutions.

Additional Information and Where to Find It

Tesla, Inc. ("Tesla") has filed with the U.S. Securities and Exchange Commission (the "SEC") a definitive proxy statement on Schedule 14A (the "Definitive Proxy Statement") and a proxy card with respect to its solicitation of proxies for Tesla's 2026 Annual Meeting of Shareholders (the "2026 Annual Meeting"). The Definitive Proxy Statement contains important information about the matters to be voted on at the 2026 Annual Meeting. SHAREHOLDERS OF TESLA ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TESLA HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT TESLA AND THE MATTERS TO BE VOTED ON AT THE 2026 ANNUAL MEETING. Shareholders are able to obtain free copies of these documents, and other documents filed with the SEC by Tesla, through the website maintained by the SEC at www.sec.gov. In addition, shareholders are able to obtain free copies of these documents from Tesla by contacting Tesla's Investor Relations by email at ir@tesla.com, or by going to Tesla's Investor Relations page on its website at ir.tesla.com.

Participant Information

Tesla, its directors (Elon Musk, Robyn Denholm, Ira Ehrenpreis, Joe Gebbia, Jack Hartung, James Murdoch, Kimbal Musk, JB Straubel and Kathleen Wilson-Thompson), and certain of its executive officers (Vaibhav Taneja and Tom Zhu) are deemed to be "participants" (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from Tesla's shareholders in connection with the matters to be considered at the 2026 Annual Meeting. Information about the compensation of our named executive officers and our non-employee directors is set forth in the sections titled "Executive Compensation for Fiscal Year 2025" and "Compensation of Directors" in the Definitive Proxy Statement. Information regarding the participants' holdings of Tesla's securities can be found in the section titled "Ownership of Securities" in the Definitive Proxy Statement.

Tesla © 2026

VoteTesla.com

Resources Shareholder LettersSEC FilingsDateDocumentLinkNov 6, 2026Shareholder Letter: Act Like the Owner You Are. Vote.View hereOct 29, 2026Shareholder Letter: The Board that Created the Mission Are the Ones to Carry It ForwardView here